Exhibit 99.1

ConnectM Subsidiary Signs Definitive Agreement with Alpex Solar to Execute Solar Deployments worth an initial ~$16.5M

MARLBOROUGH, Mass., February 4, 2026 (GLOBE NEWSWIRE) — ConnectM Technology Solutions, Inc. (OTC: CNTM) (“ConnectM” or the “Company”), a constellation of technology-driven businesses powering the modern energy economy, today announced that Cambridge Energy Resources Private Limited (“CER”), a wholly owned India-focused distributed energy and solar project developer acquired by ConnectM’s India subsidiary, has entered into a definitive agreement with Alpex Solar Ltd. (“Alpex”) to execute and deliver distributed solar project development and deployment in India, including rooftop solar and solar irrigation pump projects under India’s solar irrigation pump and rooftop solar government programs and related initiatives (the “Agreement”).

CER and Alpex are also joint promoters and shareholders of CER Rooftop Pvt Ltd (“CER Rooftop”), a joint venture focused on rooftop solar project development and execution across commercial, industrial, and distributed energy markets in India.

The Agreement provides establishes a binding commercial and operational framework, and the commercial terms for any specific projects will be set forth in definitive purchase orders, work orders, or other definitive agreements, as applicable.

Agreement Highlights

•	Solar pump deployments: The Agreement covers the execution of an initial identified pipeline of approximately 5,000 solar irrigation pumps representing an estimated $16.5 million commercial opportunity (based on India government program orders already awarded to Alpex) to be executed during the next 24 months
•	Defined operational roles: Under the Agreement, Alpex will supply PV modules and act as the primary contracting and collections entity, while CER acting through CER Rooftop will lead balance-of-system design, sourcing, kitting, logistics, and part of execution support.
•	Strengthened distributed energy footprint: The partnership is intended to expand CER Rooftop’s project pipeline across rooftop solar, commercial/industrial deployments, and agricultural solar pumping—aligned with ConnectM’s broader distributed energy strategy in India.

Alpex Solar is a leading Indian solar photovoltaic (PV) module manufacturer and renewable energy solutions provider with vertically integrated manufacturing capabilities serving EPC and distributed energy markets. Alpex has disclosed large government and commercial contract wins, including solar water pumping system orders under the Government of India’s PM-KUSUM program.

“India’s distributed solar market is expanding rapidly across both rooftops and agricultural electrification,” said Bhaskar Panigrahi, Chief Executive Officer and Chairman of ConnectM. “This definitive agreement is designed to align CER Rooftop’s execution and balance-of-system capabilities with Alpex’s manufacturing scale and delivery track record, supporting a faster, more reliable deployment model for commercial, industrial, and solar pump projects.”

About ConnectM Technology Solutions, Inc.

ConnectM brings together technology-driven businesses powering the modern energy economy. Through its Owned Service Network, Managed Solutions, Logistics, Transportation, and technology subsidiary Keen Labs, the Company delivers AI-powered electrification, distributed energy, last-mile delivery, and smart mobility solutions to customers worldwide. For more information, visit www.connectm.com and www.keenlabs.ai.

About Cambridge Energy Resources (CER) and CER Rooftop Pvt Ltd

Cambridge Energy Resources (CER) is an India-focused distributed energy and solar project developer acquired by ConnectM’s wholly owned India subsidiary. CER Rooftop Pvt Ltd is a joint venture between CER and Alpex Solar Ltd., focused on rooftop solar development and execution, and distributed solar deployment across commercial, industrial, and agricultural markets in India.

About Alpex Solar Ltd.

Alpex Solar Ltd. is an Indian solar photovoltaic (PV) module manufacturer and renewable energy solutions provider serving EPC and distributed energy markets. The company provides PV modules and related renewable energy solutions for commercial, industrial, and government-supported programs, including solar pumping and decentralized solar applications.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the “Cautionary Note Regarding Forward-Looking Statements” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations

ConnectM Technology Solutions, Inc.
+1 617-395-1333
irpr@connectm.com

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